Exhibit 99.1

Press Release

StoneMor Partners L.P. Announces 2005 Second Quarter Results

Bristol, PA, August 15, 2005—StoneMor Partners L.P. (NASDAQ: STON) today announced its operating results for the second quarter ended June 30, 2005. On September 20, 2004, the business of Cornerstone Family Services, Inc. and its subsidiaries was contributed to StoneMor Partners L.P. in connection with the initial public offering of common units representing limited partner interests in StoneMor Partners L.P. Operating results for the second quarter ended June 30, 2004 reflect the operating results of Cornerstone Family Services, Inc., the predecessor to StoneMor Partners L.P.

The following table summarizes selected comparative items that the Partnership believes is representative of its operating performance for the periods presented.

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2005	2004	2005
	(in thousands)		(in thousands)
Total Revenues	$25,640	$25,412	$44,108	$46,519
Operating Profit	$4,306	$3,359	$5,407	$5,918
Net Income (Loss)	$573	$1,472	$(815)	$2,230
Distributable Free Cash Flow (a)		$3,413

(a)	This is a non-GAAP financial measure, as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures within this press release.

Lawrence Miller, Chief Executive Officer of StoneMor Partners GP LLC, the general partner of StoneMor Partners L.P., stated, “We are extremely pleased with our second quarter results. The Company continues to execute its business plan since going public, which should enable us to increase our distributable cash flow through organic growth and acquisitions. Despite the significant costs associated with complying with Sarbanes-Oxley, which costs were offset by a decrease in interest expense and other expenses, the Company increased its net income for the second quarter by 243%, and approximated the record revenue attained in the second quarter of 2004, the best revenue quarter since the Company began recording revenues under SAB 101.”

Mr. Miller continued, “As stated in prior releases, our ability to increase same store revenue significantly will stabilize in future quarters. However, we expect to be able to increase revenue, earnings, and distributable cash through acquisitions. We are currently evaluating a number of potential acquisitions and should be able to make some positive announcements in the near future.”

William R. Shane, Executive Vice President and Chief Financial Officer of StoneMor GP LLC, added, “The effectiveness of the Company’s strategy to deliver products and perform services in advance of need has allowed our revenue for the second quarter to equal that of the corresponding quarter of 2004. Additionally, the approximate 42% reduction in interest expense as a result of our public offering has more than offset certain increased costs and has resulted in increased net income during both the second quarter and year to date 2005.”

The Company’s operating statistics show the number of contracts written increased in the second quarter of 2005 from the second quarter of 2004 by 2.7% and the average revenue per contract increased 1.4%. These increases resulted in an increased backlog of products and services to be delivered in the future and increased accounts receivable. Although this is beneficial for the company in the long term, it results in reduced cash flow during the quarter.

Interments (i.e., burials) performed during the second quarter of 2005 increased approximately 2% from the interments performed during the second quarter of 2004, while cemetery revenues per interment decreased $136. This decrease relates to the fact that the second quarter of 2004 was the best revenue quarter in the Company’s history and even though 2005 revenue was exceptional, it did not equal 2004 levels. Year-to-date interments performed increased slightly from 2004 to 2005, and the revenue per interment also increased by $185, both positive factors in year-over-year performance.

The primary reasons for the decrease in operating profit are the decrease in total revenue, the increase in corporate overhead resulting from Sarbanes-Oxley compliance costs, and professional fees and other costs associated with being a public company.

Costs of Sarbanes-Oxley compliance during the quarter were $0.3 million and $0.4 million for the six months ended June 30, 2005 as compared to 2004, in which we did not incur any of these costs. The Company believes these costs will be substantially reduced as compliance is completed, which is expected by the end of 2005. As a result of becoming a publicly reporting company and an MLP (Master Limited Partnership), StoneMor has certain additional overhead costs that include professional fees and directors and officers liability insurance, among others. The increase in those costs during the second quarter and year to date were $0.6 million and $1.0 million, respectively. These costs are expected to continue in the future, but at somewhat reduced levels.

Net earnings for the second quarter of 2005 increased as a result of decreased interest expense of $1.2 million and decreased income taxes of $0.7 million, both attributable to our change in corporate structure from a corporation to an MLP and the September 2004 refinancing, offset by the decrease in operating profit described above.

The Company’s deferred cemetery revenue, net increased by $1.6 million during the quarter. The increase in deferred cemetery revenues, net results from the increase in the number of contracts written in excess of those serviced during the second quarter.

The Company defines distributable free cash flow as net cash provided by operating activities before appropriate reserves, if any, adjusted for expenditures related to its initial public offering, less maintenance capital expenditures and debt payments not funded by the proceeds of that offering, and other expenditures not related to normal operating activities during the period presented. A reconciliation between net cash provided by operating activities (the GAAP financial measure the Company believes is most directly comparable to distributable free cash flow) and distributable free cash flow for the quarter ended June 30, 2005 follows:

(in thousands)
Net cash provided by operating activities	$3,835
Maintenance capital expenditures not funded by the public offering proceeds	(422)

Distributable free cash flow	$3,413

In order to fund unit distributions, the Partnership borrowed $0.8 million from its working capital line of credit after June 30, 2005, in accordance with its partnership agreement. This borrowing is the direct result of increases in the number of contracts written and related increases in accounts receivable during the quarter. The company historically funds increases in accounts receivable by draws on its working capital facility. Increases in the number of contracts written, and revenues per contract from period to period, generally results in increased accounts receivable and reduced cash flow. This is temporary and reverses as accounts are collected. The number of contracts written during the second quarter 2005 increased over 17% from the first quarter of 2005, while the average revenue per contract increased by 3%. These increases contributed to an approximate $0.9 million increase in accounts receivable during the quarter. This accounts receivable increase and resulting borrowing was anticipated.

Distributable free cash flow is a non-GAAP financial measure, as defined by the Securities and Exchange Commission. Please see the discussion of non-GAAP financial measures within this press release.

Cash flow results are also positive. Net cash provided by operating activities in the second quarter 2005 increased $4.1 million from cash used in operations of $0.3 million in 2004. The increase in cash flow from the second quarter of 2004 to the second quarter of 2005 is primarily related to an increase in net income for the quarter and a decrease in cash used for public offering costs.

Investors’ Conference Call

An investors’ conference call to review the 2005 second quarter results will be held on Monday, August 15, 2005, at 11:00 a.m. Eastern Time. The conference call can be accessed by calling (888) 662-9069. An audio replay of the conference call will be available through August 29, 2005. The access number for the audio replay is as follows: (800) 633-8284. The reservation number for the audio replay is 21252573. The audio replay of the conference call will be archived on StoneMor’s website at http://stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Bristol, Pennsylvania, is an owner and operator of cemeteries in the United States, with 133 cemeteries and 8 funeral homes in 12 states. StoneMor is the only publicly traded deathcare company focused almost exclusively on cemeteries and is the only publicly held deathcare company structured as a Partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials and other related deathcare services.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investor Relations section, at http://stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of the Company’s operating activities, the plans and objectives of the Company’s management, assumptions regarding the Company’s future performance and plans, and any financial guidance provided, as well as certain information in other filings with the SEC and elsewhere, are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “project,” ”expect,” “anticipate,” “predict” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, the following: uncertainties associated with future revenue and revenue growth; the impact of the Company’s significant leverage on its operating plans; the ability of the Company to service its debt; the Company’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; variances in death rates; variances in the use of cremation; changes in the political or regulatory environments, including potential changes in tax and GAAP accounting and trust policies; the Company’s ability to successfully implement a strategic plan relating to producing operating improvement, strong cash flows and further deleveraging; and various other uncertainties associated with the deathcare industry and the Company’s operations in particular.

When considering forward-looking statements, all readers should keep in mind the risk factors and other cautionary statements set forth in our SEC filings. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

StoneMor Partners L.P.

Successor to Cornerstone Family Services, Inc. (Predecessor)

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)

	December 31, 2004	June 30, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,474	$10,848
Accounts receivable, net of allowance	25,479	26,670
Prepaid expenses	1,778	2,785
Other current assets	861	1,968

Total current assets	42,592	42,271

LONG-TERM ACCOUNTS RECEIVABLE - net of allowance	32,402	31,308
CEMETERY PROPERTY	150,215	149,467
PROPERTY AND EQUIPMENT	22,616	22,750
MERCHANDISE TRUSTS, restricted, at fair value	114,798	109,172
PERPETUAL CARE TRUSTS, restricted, at fair value	127,949	129,209
DEFERRED FINANCING COSTS- net of accumulated amortization	2,551	2,378
OTHER ASSETS	1,344	1,368

TOTAL ASSETS	494,467	487,923

LIABILITIES AND PARTNERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	6,136	5,516
Accrued interest	162	174

Total current liabilities	6,298	5,690

LONG-TERM DEBT	80,000	81,600
DEFERRED CEMETERY REVENUES, net	127,426	128,788
MERCHANDISE LIABILITY	37,477	33,528

Total liabilities	251,201	249,606

COMMITMENTS AND CONTINGENCIES
NON-CONTROLLING INTEREST IN PERPETUAL CARE TRUSTS	127,949	129,209

PARTNERS’ EQUITY
General partner	1,663	1,538
Limited partners:
Common	72,892	69,850
Subordinated	40,762	37,720

Total common stockholders’ / partners’ equity	115,317	109,108

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$494,467	$487,923

See accompanying notes to the Condensed Consolidated Financial Statements in Form 10-Q Report for the quarter ended June 30, 2005.

StoneMor Partners L.P.

Successor to Cornerstone Family Services, Inc. (Predecessor)

Condensed Consolidated Statement of Operations

(in thousands, except unit data)

(unaudited)

	Cornerstone Family Services, Inc.	StoneMor PartnersL.P.	Cornerstone Family Services, Inc.	StoneMor PartnersL.P.
	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2005	2004	2005
Revenues:
Cemetery	$25,127	$24,883	$43,096	$45,369
Funeral home	513	529	1,012	1,150

Total revenues	25,640	25,412	44,108	46,519

Costs and Expenses:
Cost of goods sold (exclusive of depreciation shown seperately below):
Land and crypts	1,396	1,625	2,224	2,588
Perpetual care	717	792	1,350	1,407
Merchandise	1,859	1,193	2,622	2,488
Cemetery expense	5,061	5,611	9,734	10,328
Selling expense	5,690	5,312	9,545	9,538
General and administrative expense	2,381	2,544	4,864	4,922
Corporate overhead	2,556	3,517	4,991	6,592
Depreciation and amortization	1,216	1,023	2,481	1,868
Funeral home expense	458	436	890	870

Total cost and expenses	21,334	22,053	38,701	40,601

OPERATING PROFIT	4,306	3,359	5,407	5,918

INTEREST EXPENSE	2,752	1,588	5,284	3,169

INCOME / (LOSS) BEFORE INCOME TAXES	1,554	1,771	123	2,749

INCOME TAXES (BENEFIT):
State and franchise taxes	402	204	714	244
Federal	579	95	224	275

Total income taxes (benefit)	981	299	938	519

NET INCOME (LOSS)	$573	$1,472	$(815)	$2,230

Net income per limited partner unit for the three months and six months ended June 30, 2005

Net income		$1,472		$2,230
General partner’s interest in net income for the period		$28		$45

Limited partners’ interest in net income for the period
Common		$722		$1,093
Subordinated		$722		$1,093

Net income per limited partner unit (basic and diluted)		$.17		$.26

Weighted average number of limited partners’ units outstanding (basic and diluted)		8,480		8,480

See accompanying notes to the Condensed Consolidated Financial Statements in Form 10-Q Report for the quarter ended June 30, 2005.

StoneMor Partners L.P.

Successor to Cornerstone Family Services, Inc. (Predecessor)

Condensed Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	Six months ended June 30,
	2004	2005
OPERATING ACTIVITIES:
Net income (loss)	$(815)	$2,230
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activity:
Cost of lots sold	2,671	2,018
Depreciation and amortization	2,481	1,868
Deferred income tax (benefit)	(76)	—
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(1,673)	(97)
Merchandise trust fund	(1,249)	3,751
Prepaid expenses	196	(1,007)
Other current assets	29	(242)
Other assets	(6,730)	(18)
Accounts payable and accrued and other liabilities	3,347	(607)
Deferred cemetery revenue	4,578	3,237
Merchandise liability	(3,126)	(3,956)

Net cash provided by (used in) operating activities	(367)	7,177

INVESTING ACTIVITIES:
Cost associated with potential business acquisitions	—	(673)
Additions to cemetery property	(2,390)	(1,485)
Acquisitions of property and equipment	(1,005)	(1,628)

Net cash used in investing activities	(3,395)	(3,786)

FINANCING ACTIVITIES:
Cash distribution	—	(8,439)
Additional borrowings on long-term debt	4,000	1,600
Repayments of long-term debt	(3,746)	—
Cost of financing activities	—	(178)

Net cash provided by (used in) financing activities	254	(7,017)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,508)	(3,626)
CASH AND CASH EQUIVALENTS - Beginning of period	5,554	14,474

CASH AND CASH EQUIVALENTS - End of period	$2,046	$10,848

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$5,062	$3,151

Cash paid during the period for income taxes	$650	$728

See accompanying notes to the Condensed Consolidated Financial Statements in Form 10-Q Report for the quarter ended June 30, 2005.

Non-GAAP Financial Measures

Distributable Free Cash Flow

We present distributable free cash flow because management believes this information is a useful adjunct to net cash provided by operating activities under GAAP. Distributable free cash flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow during any quarter at a level sufficient to pay the minimum quarterly cash distribution to the holders of our common units and subordinated units and for other purposes such as repaying debt and expanding through strategic investments.

Distributable free cash flow is similar to quantitative standards of free cash flow used throughout the deathcare industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable free cash flow is not a measure of financial performance and should not be considered as an alternative to cash flows from operating, investing or financing activities.